UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2018

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 549-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on June 26, 2018, Conagra Brands, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pinnacle Foods Inc., a Delaware corporation (“Pinnacle Foods”), and Patriot Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Pinnacle Foods, with Pinnacle Foods continuing as the surviving corporation (the “Merger”).

On October 26, 2018 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and Pinnacle Foods survived the Merger as a wholly-owned subsidiary of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time on the Closing Date, the Company completed its previously announced acquisition of Pinnacle Foods. As a result of the Merger, Pinnacle Foods became a wholly-owned subsidiary of the Company. At the Effective Time, each share of the common stock, par value $0.01 per share, of Pinnacle Foods (“Pinnacle Shares”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares) was converted into the right to receive (i) $43.11 in cash and (ii) 0.6494 shares of common stock, par value $5.00 per share, of the Company (“Company Shares”) (together, the “Merger Consideration”), with cash payable in lieu of fractional shares of Company Shares.

In connection with the closing the Merger, Conagra will pay approximately $5.1 billion in cash and issue approximately 77.45 million Company Shares out of the Company’s treasury to former holders of Pinnacle Shares. On the Closing Date and in connection with the closing of the Merger, Conagra redeemed all outstanding 5.875% Senior Notes due 2024 of Pinnacle Foods Finance LLC and Pinnacle Foods Finance Corp., $350 million of which were outstanding.

At the Effective Time, (a) each (1) option to purchase Pinnacle Shares (a “Pinnacle option”), (2) restricted stock unit of Pinnacle subject only to time-based vesting requirements (a “Pinnacle RSU”), and (3) restricted stock unit of Pinnacle subject to performance-based vesting requirements (a “Pinnacle PSU”), that was outstanding and unvested immediately prior to the Effective Time was converted into a cash-settled stock appreciation right, in the case of a Pinnacle option, or a time-based cash-settled restricted stock unit, in the case of a Pinnacle RSU and Pinnacle PSU, in each case, relating to a number of Conagra Shares calculated pursuant to the terms of the Merger Agreement (with the achievement of any performance goals determined based on actual performance as of immediately prior to the Effective Time), (b) each (1) Pinnacle option, (2) Pinnacle RSU, and (3) Pinnacle PSU, that was outstanding and vested immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash (calculated pursuant to the terms of the Merger Agreement (with the achievement of performance goals determined based on actual performance as of immediately prior to the Effective Time)), (c) each outstanding and unvested Pinnacle performance-based restricted share award was deemed to be two separate awards, the issued restricted share portion (a “Pinnacle PSA”), which became vested based on actual performance as of immediately prior to the Effective Time, and the performance share unit portion, which was determined based on actual performance as of immediately prior to the Effective Time, and treated as an unvested Pinnacle PSU as set forth above, and (d) each vested Pinnacle PSA (including the portion that vested in accordance with the foregoing) was canceled and converted into the right to receive the Merger Consideration and an amount in cash equal to any accumulated and unpaid dividends.

The issuance of Company Shares in connection with the Merger Agreement was registered under the Securities Act of 1933 pursuant to the Company’s registration statement on Form S-4 (Registration No. 333-226329), declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2018 (the “Registration Statement”). The proxy statement/prospectus in the Registration Statement contains additional information about the Merger and incorporates by reference additional information about the Merger from Current Reports on Form 8-K filed by the Company and Pinnacle Foods.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on July 11, 2018, the Company entered into a Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent and a lender, Goldman Sachs Bank USA, as syndication agent and a lender, and the other financial institutions party thereto. In connection with the consummation of the Merger, the Company borrowed $1.3 billion in the aggregate under the Term Loan Agreement to pay a portion of the Merger Consideration and other fees and expenses related thereto.

The foregoing description of the Term Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated by reference herein.

Item 8.01.	Other Events.

On October 26, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company previously provided the financial statements required by Item 9.01(a) of Form 8-K as Exhibits 99.1 and 99.2 to its Current Report on Form 8-K filed with the SEC on October 9, 2018.

(b) Pro forma financial information.

The Company previously provided the pro forma financial information required by Item 9.01(b) of Form 8-K as Exhibit 99.3 to its Current Report on Form 8-K filed with the SEC on October 9, 2018.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated June 26, 2018, by and among Conagra Brands, Inc., Pinnacle Foods Inc. and Patriot Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to Conagra Brands, Inc.’s Current Report on Form 8-K filed on June 27, 2018, Commission file number 001-07275).

10.1	Term Loan Agreement, dated July 11, 2018, by and among Conagra Brands, Inc. and Bank of America, N.A., as administrative agent and a lender, Goldman Sachs Bank USA, as syndication agent and a lender, and the other financial institutions party thereto (incorporated by reference to Exhibit 10.1 to Conagra Brands, Inc.’s Current Report on Form 8-K filed on July 17, 2018, Commission file number 001-07275).

99.1	Press Release, dated as of October 26, 2018.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: October 26, 2018